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                                                                   EXHIBIT 10.27

                              CONSULTANCY AGREEMENT

This Consultancy Agreement is made on 1 September 1998 between Therapeutic Antibodies (UK) Limited whose registered office is at Blaenwaun, Ffostrasol, Llandysul, Ceredigiwn, SA44 5JT ("the Company") and STUART M WALLIS of Briarwood, Nightingales Lane, Chalfont St. Giles, Buckinghamshire HP8 4SR trading as "Stuart Wallis Associates" ("the Consultant").

1.       THE ADVICE

         The Consultant has agreed with the Company on the terms set out below that he will provide to the Company in relation to the management and expansion of the business of the Company and its subsidiaries (the "Group") the consultancy Advice more precisely described in Schedule 1 to this agreement ("the Advice").

2.       DURATION OF AGREEMENT

         This consultancy agreement is commenced on 1 September 1998 ("the Commencement Date") and will, subject to the terms of this agreement continue until 12 months' notice of termination is given by either side, any such notice not to expire before three years from the Commencement Date.

3.       FEE

3.1 The Company shall pay to the Consultant a fee of (pound)5000 per month exclusive of VAT in arrears, subject to prior receipt by the Company of an appropriate invoice from him under Clause 3.2 below.

3.2 The Consultant shall submit an invoice (together with a VAT invoice if applicable) each month summarising the Advice provided in the period covered, any expenses to be reclaimed under Clause 3.3 below and the amount of the fee due.

3.3 Subject to prior written approval of such expenses, the Company will pay to the Consultant the amount of any reasonable expenses wholly and necessarily incurred by him in the provision of the Advice.

3.4 Nothing in this agreement shall replace or prejudice any entitlements which the Consultant may have in relation to the share option rights granted to him by a consultancy agreement between him and the Company of 21st August 1998.



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4.       OBLIGATIONS OF THE CONSULTANT

         During the currency of this agreement the Consultant shall:

4.1 provide the Advice to the Company to the best of his skill and ability and promptly as required by the Company and in the provision of that advice will aim always to promote and protect the interests of the Group. The Consultant shall devote such hours to his obligations under this Agreement as are reasonably necessary for the proper provision of the Advice, which shall be on average around 15 hours per month.

4.2 attend the Company's head office or such other place as he is reasonably required to attend for the proper provision of the Advice;

4.3 (it being acknowledged by the Company that the detailed provision of the Advice is a matter for the Consultant) observe the Company's general guidance and instruction with regard to the provision of the Advice;

4.4 notify the Company so far as possible in advance of any periods over which he is or will be unable to provide the Advice due to his holiday, sickness or (subject to and in accordance with 6 below) third party commitment;

4.5 maintain full and proper confidentiality in relation to all information belonging to the Company or any of its clients of a confidential nature whether oral, written or electronically recorded concerning the business and affairs of the Company and the Group and any other information specifically identified by the Company as confidential or known to the Consultant as being held by the Company under a duty of confidentiality to a third party, in either case coming to his attention in the course of or for the purposes of his providing the Advice;

4.6 comply properly with the requirements of all relevant legislation and agreements relating to payment of value added tax, income and other taxes and charges levied in respect of the Company's use of him and the fees payable to him under this Agreement;

5.       NON-EXCLUSIVITY OF SERVICE

         Nothing in this Agreement will prevent the Consultant from supplying similar consultancy services to any third party during or after the currency of this agreement provided in all cases that such third party supply shall not entail or be likely to lead to a breach of the Consultant's confidentiality obligations to the Company or otherwise interfere in any way with the full and efficient performance of the Consultant's obligations in respect of the Advice. The Consultant shall not supply similar consultancy services if the


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         proposed appointment might affect his abilities to properly provide advice under this Agreement or would involve him with competitors of the Group.

6.       OTHER INTERESTS

         The Consultant will not accept any non-executive appointments which are either with competitors of the Group or which will affect the Consultant's ability to provide the Advice under this Agreement.

7.       RELATIONSHIP

         Nothing in this Agreement will create the relationship of agency or partnership or employer and employee between the Company and the Consultant.

8.       ASSIGNMENT AND SUBSTITUTION

         No rights under this Agreement may be assigned by the Consultant save with the prior written consent of the Company. The Consultant may not use any other person to provide the Advice to the Company in his place or sub-contract it, save with the prior written consent of the Company.

9.       TITLE TO WORK

         The Consultant acknowledges that he shall not acquire rights or title to any intellectual property or any Advice provided by him for the purposes of the Company under this Agreement. The rights and title in all Advice provided by the Consultant to the Company shall be and remain with the Company as shall those in any documents provided to the Consultant for the purposes of his providing the Advice and in any notes, copies or extracts derived from those documents which the Consultant might make in the drawing up or delivery of the Advice.

10.      PROVISIONS ON TERMINATION GENERALLY

10.1 On the termination of this agreement for whatever reason the Consultant shall;

         10.1.1 deliver to the Company forthwith all property of its or any of its clients which may then be in his possession or control, including without limitation any records, plans, programs, designs, specifications, samples and documentation in any form and shall, in the case of any data held on his own computer, erase all such data, code and programs;

         10.1.2 cease to hold himself out as in any way connected with the Company;



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         10.1.3   thereafter observe the duty of confidentiality as set out in
                  4.5 of this Agreement notwithstanding its termination.

10.2 The Company shall have the right to terminate this agreement immediately without payment to the Consultant (other than for any figures by way of fee or expenses accrued due up to the date of that termination) if the Consultant dies, becomes bankrupt, is convicted of an indictable offense or commits any act of dishonesty in his provision of the Advice.

11.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of England.

12.      NOTICES

12.1 Any notice or other document to be served under this agreement may, in the case of the Company, be delivered or sent by first class post or facsimile process to the Company as its registered office for the time being marked for the attention of the Company Secretary and, in the case of the Consultant may be delivered or sent by first class post to the address set out above.

12.2 Any such notice or other document shall be deemed to have been served:

         12.2.1   if delivered at the time of delivery;

         12.2.2 if posted, at 10:00 a.m. on the second day (being any day other than a Saturday, Sunday or bank holiday) ("Working Day") after it was put into the post; or

         12.2.3 if sent by facsimile process, at the expiration of two hours after the time of despatch, if despatched before 3:00 p.m. on any Working Day, and in any other case at 10:00 a.m. on the Working Day following the date of despatch.

12.3 In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or other document was properly addressed and posted as a pre-paid first class letter or that the facsimile message was properly addressed and despatched as the case may be.





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Signed  /s/ Andrew J. Heath                   Dated:  1st September 1998
      -----------------------------------           --------------------------
Authorised Representative of Therapeutic Antibodies (UK) Ltd



Signed  /s/ Stuart Wallis                     Dated:  1st September 1998
      -----------------------------------           --------------------------
Consultant




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                                   SCHEDULE I

THE ADVICE

The Advice the Consultant will provide to the Company will be in relation to the following:

1. Overseeing the implementation of such methods devised by the Consultant for the strategic development and growth of the Company (and the Group) as are adopted by the Company;

2. Attending key meetings with specific customers and suppliers in order to further the interests of the Company (and the Group);

3. Acting as an interface with City institutions and their representatives on behalf of the Company (and the Group).